Exhibit 99.3

Ocean Power Technologies Awarded $1M Contract for Naval Information Warfare Center Pacific’s Project Overmatch’ Mission Autonomy Proving Grounds

OPT Showcases Multi-system Deployment of Autonomous Maritime Technologies, Secures Key U.S. Navy Contract

MONROE TOWNSHIP, NJ, September 12, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that it has been awarded a follow-on contract valued at $1M as a subcontractor to EpiSci after the successful 12 month demonstration of its autonomous surface vehicle technologies during the Mission Autonomy Proving Grounds (MAPG) as part of Project Overmatch.

With this award, OPT will continue to ruggedize and enhance its operational capability of its autonomous maritime technologies to support the U.S. military and its allies. This should enable a system of systems (SoS) commercial off-the-shelf offering that will penetrate the maritime environment with scalable and attritable, full spectrum, unmanned solutions. The first set of exercises have already been concluded, leading to immediate revenue recognition.

Philipp Stratmann, CEO of Ocean Power Technologies, commented, “We are thrilled to have been awarded this contract, which is a testament to the strength and innovation of our technology. We believe our participation in Project Overmatch has been a pivotal step in demonstrating how our solutions can significantly enhance the operational capabilities of the U.S. Navy.”

For additional details on Ocean Power Technologies and their involvement in Project Overmatch, please visit www.oceanpowertechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success with our partner, EpiSci, in connection with MAPG, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com